Exhibit 10.3

September 13, 2001

Sent via Facsimile (805) 884-6311 and U.S. Mail

Mr. Anthony Papa, CEO

Mr. Craig Clark, CFO

Netlojix Communications, Inc.

Netlojix Telecom, Inc.

Remote Lojix/PCSI, Inc.

501 Bath Street

Santa Barbara, California 93101

Dear Messrs, Papa and Clark

Coast Business Credit has approved the following modifications to your Amended and Restated Loan and Security Agreement dated May 30, 2000.

·

  waiver of the minimum interest provision based on $1MM in borrowings for the remainder of the contract through 01/31/02 maturity date.

  waiver of prepayment penalties.

Please let me know if you have any questions regarding this matter.

Sincerely yours,

/s/ Bill Sorotsky

Bill Sorotsky

Vice President